UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 27, 2005

WHO'S YOUR DADDY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-33519	98-0360989
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

3131 Camino del Rio, N, Suite 1650, San Diego, CA 92108
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (619) 284-4807

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 8 - Other Events

Item 8.01 Other Events

On December 27, 2005, the Board of Directors of Who’s Your Daddy, Inc. (the “Company”) hired David Mitchell-Lolis, as Executive Vice President. Mr. Lolis will be one of the five most highly compensated employees in the company.

Prior to joining Who’s Your Daddy, Inc., and since 1997, Mr. Mitchell-Lolis has been CEO and owner of IT businesses in both the Security and Internet fields. He has worked abroad and lived in over 8 countries and acted in Executive positions that include Vice President of Sales, VP of Marketing and Director of Export. For the complete terms please see his Employment Agreement filed as an Exhibit to this Form 8-K.

In addition, the Company approved amended employment agreements with Edon Moyal, CEO, Dan Fleyshman, President, and Mark DeMattei, Executive Vice President. For the complete terms please see their Employment Agreement filed as an Exhibit to this Form 8-K. The major changes in these amended Employment Agreements include 1) reducing their Gross Revenue payment from 2.5% to 2.0%; 2) modifying the exercise period for their Warrants; and 3) clarifying the payment of their deferred salary.

(c ) Exhibits

Exhibit No.	Description
1.1	Employment Agreement between the Company and David Mitchell Lolis dated December 27, 2005

1.2	Employment Agreement between the Company and Edon Moyal dated December 27, 2005

1.3	Employment Agreement between the Company and Dan Fleyshman dated December 27, 2005

1.4	Employment Agreement between the Company and Mark DeMattei dated December 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHO'S YOUR DADDY, INC.

Date: January 3, 2006	By:	/s/ Dan Fleyshman
	Title:	Dan Fleyshman, President